Exhibit 99.1

SELECTED HISTORICAL FINANCIAL DATA AND UNAUDITED PRO

FORMA COMBINED FINANCIAL INFORMATION

Selected Historical Consolidated Financial Data of Interactive Strength Inc.

The following tables summarize financial data of Interactive Strength Inc., a Delaware corporation (“Interactive”, “TRNR”, or the “Company”). The statement of operations data for the six months ended June 30, 2025 and balance sheet data as of June 30, 2025, have been derived from the unaudited financial statements included in Interactive’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2025, filed with the Securities and Exchange Commission (the "SEC") on August 14, 2025. The statement of operations data for the year ended December 31, 2024 and the balance sheet data as of December 31, 2024 have been derived from the audited financial statements included in Interactive’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025. You should read the following selected financial data together with “Interactive’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Interactive’s financial statements and the related notes included in Interactive’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Report on Form 10-Q for the second quarter ended June 30, 2025, filed with the SEC on March 31, 2025 and August 14, 2025, respectively. Interactive’s historical results are not necessarily indicative of results that should be expected in any future period.

Historical Consolidated Financial Statements of Interactive Strength Inc.

	Six Months	Year
	Ended	Ended
Amounts in thousands (except share and per share amounts)	30-Jun-25	31-Dec-24
Revenue:
Fitness product revenue	$1,988	$3,973
Membership revenue	340	783
Training revenue	248	624
Total revenue	2,576	5,380
Cost of revenue:
Cost of fitness product revenue	(1,613)	(3,798)
Cost of membership	(843)	(3,318)
Cost of training	(617)	(1,042)
Total cost of revenue	(3,073)	(8,158)
Gross loss	(497)	(2,778)
Operating expenses:
Research and development	2,050	6,988
Sales and marketing	461	1,080
General and administrative	9,126	18,339
Total operating expenses	11,637	26,407
Loss from operations	(12,134)	(29,185)
Other income (expense), net:
Other income (expense), net	(1,038)	(956)
Interest expense	(6,254)	(7,727)
Interest income	387	-
Gain (loss) upon extinguishment of debt and accounts payable	4,459	(1,527)
Loss on issuance of warrants	-	(5,551)
Change in fair value of convertible notes	6,629	(128)
Change in fair value of earnout	-	1,300
Change in fair value of derivatives	(1,949)	(460)
Change in fair value of digital assets	125	-
Change in fair value of warrants	993	9,300
Total other income (expense), net	3,352	(5,749)
Loss before provision for income taxes	(8,782)	(34,934)
Income tax expense	-	-
Net loss attributable to common stockholders	(8,782)	(34,934)
Net loss per share - basic and diluted (1)	$(12.49)	$(1,632.85)
Weighted average common stock outstanding - basic and diluted (1)	703,048	21,395

(1)
The unaudited basic and diluted weighted-average shares of common stock outstanding used in the calculation of unaudited basic and diluted net loss per share for the year ended December 31, 2024 has been prepared to give effect to 1 for 10 reverse stock split effective June 26, 2025.

Exhibit 99.1

Selected Condensed Balance Sheet Data:

	June 30,	December 31,
Amounts in thousands	2025	2024
Cash and cash equivalents	$582	$138
Working Capital (1)	(7,250)	(18,663)
Total Assets	86,240	34,170
Total liabilities	69,966	27,055
Accumulated deficit	(211,963)	(202,586)
Total stockholders' equity	16,274	7,115

(1) Working capital is defined as current assets less current liabilities.

Selected Historical Consolidated Financial Data of Wattbike (Holdings) Limited

The consolidated balance sheet data as of June 30, 2025 and statement of operations data for the six months ended June 30, 2025, have been derived from Wattbike Holdings Limited (“Wattbike”) unaudited condensed consolidated financial statements included as Exhibit 99.3 to this Current Report on Form 8-K/A. The consolidated statement of operations data for the year ended September 30, 2024 and balance sheet data as of September 30, 2024, have been derived from Wattbike’s audited consolidated financial statements included as Exhibit 99.2 to this Current Report on Form 8-K/A. You should read the following selected financial data together with Wattbike’s consolidated financial statements and related notes included as Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K/A.

Wattbike historical results are not necessarily indicative of results that should be expected for any future period.

Historical Consolidated Financial Statements of Wattbike (Holdings) Limited

	Six-month ended June 30, 2025	Year ended September 30, 2024
Sales	9,203	15,907
Cost of sales	5,299	10,567
Gross profit	3,904	5,340
Operating expenses
Research and development	190	502
Sales and marketing	1,831	1,976
General and administrative	2,892	7,238
Total operating expense	4,913	9,716
Operating loss	(1,009)	(4,376)
Other expenses
Interest expense	1,537	1,687
Loss before income taxes	(2,546)	(6,063)
Income tax expense	-	5
Net loss	(2,546)	(6,068)

Selected Condensed Balance Sheet Data:

	June 30,	September 30,
Amounts in thousands	2025	2024
Cash and cash equivalents	$727	$1,022
Working Capital (1)	(2,177)	(1,590)
Total Assets	6,238	7,231
Total liabilities	25,365	23,834
Accumulated deficit	(30,679)	(27,577)
Total stockholders' deficit	(19,127)	(16,603)

(1) Working capital is defined as current assets less current liabilities.

Exhibit 99.1

The Acquisition

On July 1, 2025 (the “Closing”), the Company completed the acquisition of all of the outstanding equity interests of Wattbike, pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital and Loan Notes of Wattbike Holdings Limited (the “Wattbike Agreement”) entered into on April 8, 2025 (the “Acquisition”). The aggregate purchase price for the Acquisition was $4.0 million, which consisted of the issuance of 1.3 million convertible Series E Preferred Stock (the “Series E Convertible Preferred Stock”) with an aggregate fair value of $2.6 million, effective settlement of preexisting relationships of $0.4 million, bridge financing of $0.8 million, contingent consideration of $0.2 million, and cash consideration of $1.37.

The following unaudited pro forma condensed combined financial information presents the financial formation of Interactive and Wattbike after giving effect to the Acquisition. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Interactive and Wattbike and is intended to provide you with information about how the Acquisition might have affected Interactive’s historical financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the historical balance sheets of Interactive and Wattbike on a pro forma basis as if the Acquisitions had occurred on such date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and year ended December 31, 2024 combines the historical statements of operations of Interactive and Wattbike for such periods on a pro forma basis as if the Acquisitions had been consummated on January 1, 2024. Interactive’s fiscal year ends on December 31 and Wattbike’s fiscal year ends on September 30. The pro forma condensed combined financial information is presented on the basis of Interactive’s fiscal year and combines the historical results of each company’s fiscal periods.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the aforementioned Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Acquisition, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of Interactive’s results of operations and financial position for any future period. The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

The following unaudited pro forma condensed combined financial information gives effect to the following:

•
the Acquisitions, inclusive of the following:
•
reclassification of certain historical financial information of Wattbike to conform to Interactive’s presentation of similar assets, liabilities, revenues and expenses;
•
the payment of consideration for the Acquisition, including the issuance of Series E Convertible Preferred Stock, recognition of contingent consideration at fair value and de minimis cash consideration;
•
the preliminary allocation of the estimated purchase price to the acquired assets and assumed liabilities, as well as other estimated adjustments including expense associated with the allocation of the purchase price to the acquired assets (i.e. amortization expense); and
•
the related income tax effects of the pro forma adjustments.

The Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed of Wattbike based on a preliminary estimate of their fair value. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed, additional information on the fair value of the assets and liabilities become available, and final appraisals and analyses are completed. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of Wattbike may change the amount of the purchase price allocable to goodwill for such Acquisition and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

Exhibit 99.1

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, Interactive’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the year ended December 31, 2024, and interim report on Form 10-Q as of and for the three and six months ended June 30, 2025. The unaudited pro forma condensed combined financial information should also be read together with both Wattbike’s historical audited combined statements of operations for the year ended September 30, 2024, and unaudited combined financial statements as of and for the nine months ended June 30, 2025 and the related notes filed as exhibits to this Current Report on Form 8-K/A as Exhibits 99.2, and 99.3, respectively.

Exhibit 99.1

INTERACTIVE STRENGTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

(Amounts in thousands, except per share amounts)

		Pro Forma
	Interactive	Watt Bike	Watt Bike
	Strength	(as reclassified)	Transaction		Pro Forma
	(Historical)	(Note 2)	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$582	727	-		$1,309
Restricted cash	2,250	-	-		2,250
Accounts receivable, net	1,761	935	-		2,696
Inventories, net	2,560	3,062	90	4(d)	5,712
Derivative assets	98	-	-		98
Vendor deposits	1,055	-	-		1,055
Loan receivable	5,887	-	(1,175)	4(b)	4,712
Prepaid expenses and other current assets	763	959	-		1,722
Total current assets	14,956	5,683	(1,085)		19,554
Property and equipment, net	66	365	-		431
Right-of-use assets	260	190	-		450
Intangible assets, net	5,277	-	3,295	4(c)	8,572
Long-term inventories, net	3,024	-	-		3,024
Vendor deposits long term	1,268	-	-		1,268
Digital assets	45,125	-	-		45,125
Goodwill	13,220	-	1,145	4(g)	14,365
Other assets	3,044	-	-		3,044
Total assets	$86,240	6,238	3,355		$95,833
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable	4,667	1,688			6,355
Accrued expenses and other current liabilities	6,981	2,540	149	4(b)	9,670
Operating lease liability, current portion	127	126	-		253
Deferred revenue	62	256	-		318
Loan payable	8,118	3,250	(1,175)	4(e)	10,193
Income tax payable	7	-	-		7
Derivative liabilities	383	-	-		383
Convertible note payable	1,861	-	-		1,861
Total current liabilities	22,206	7,860	(1,026)		29,040
Operating lease liabilities, net of current portion	138	67	-		205
Other long-term liabilities	1,878	-	92	4(b)	1,970
Warrant liabilities	590	-	-		590
Loan payable non-current	1,498	14,955	(14,955)	4(f)	1,498
Convertible note payable, noncurrent	43,656	2,483	(2,483)	4(f)	43,656
Total liabilities	$69,966	25,365	(18,372)		$76,959
Series E preferred stock, par value $0.0001; 1,300,000 and 0 shares authorized as of June 30, 2025 and December 31, 2024; 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	-	-	2,600	4(b)	2,600
Stockholder's equity:
Series A preferred stock, par value $0.0001; 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 4,799,867 and 4,658,737 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	1	-	-		1
Series B preferred stock, par value $0.0001; 1,500,000 shares authorized as of June 30, 2025 and December 31, 2024; 408,775 and 1,500,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	-	-	-		-
Series C preferred stock, par value $0.0001; 5,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,210,155 and 2,861,128 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	1	-	-		1
Common stock, par value $0.0001; 900,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,409,044 and 140,210 shares issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.	10	-	-		10
Additional paid-in capital	227,998	-	-		227,998
Accumulated other comprehensive income	227	-	-		227
Accumulated deficit	(211,963)	-	-		(211,963)
Historical Wattbike equity		(19,127)	19,127	4(a)	-
Total stockholders' equity	16,274	(19,127)	19,127		16,274
Total liabilities, preferred stock and stockholders' equity	$86,240	6,238	3,355		95,833

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Exhibit 99.1

INTERACTIVE STRENGTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2025

(Amounts in thousands, except per share amounts)

			Pro Forma
	Interactive Strength Historical	Wattbike Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue:
Fitness product revenue	$1,988	$9,203	$-		$11,191
Membership revenue	340	-	-		340
Training revenue	248	-	-		248
Total revenue	2,576	9,203	-		11,779
Cost of revenue:
Cost of fitness product revenue	(1,613)	(5,299)	(96)	5(a)	(7,008)
Cost of membership	(843)	-	-		(843)
Cost of training	(617)	-	-		(617)
Total cost of revenue	(3,073)	(5,299)	(96)		(8,468)
Gross profit (loss)	(497)	3,904	(96)		3,311
Operating expenses:
Research and development	2,050	190	-		2,240
Sales and marketing	461	1,831	143	5(a)	2,435
General and administrative	9,126	2,892	327	5(c)	12,345
Total operating expenses	11,637	4,913	470		17,020
Loss from operations	(12,134)	(1,009)	(566)		(13,709)
Other income (expense), net:
Other income (expense), net	(1,038)	-	-		(1,038)
Interest expense	(6,254)	(1,537)	-		(7,791)
Interest income	387	-	-		387
Gain (loss) upon extinguishment of debt and accounts payable	4,459	-	-		4,459
Change in fair value of convertible notes	6,629	-	-		6,629
Change in fair value of derivatives	(1,949)	-	-		(1,949)
Change in fair value of digital assets	125	-	-		125
Change in fair value of warrants	993	-	-		993
Total other income (expense), net	3,352	(1,537)	-		1,815
Loss before provision for income taxes	(8,782)	(2,546)	(566)		(11,894)
Income tax expense	-	-	-	5(d)	-
Net loss attributable to common stockholders	(8,782)	(2,546)	(566)		(11,894)
Net loss per share - basic and diluted	$(12.49)				$(16.92)
Weighted average common stock outstanding - basic and diluted	703,048				703,048

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Exhibit 99.1

INTERACTIVE STRENGTH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2024

(Amounts in thousands, except per share amounts)

			Pro Forma
	Interactive Strength Historical	Wattbike Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue:
Fitness product revenue	$3,973	$15,907	$-		$19,880
Membership revenue	783	-	-		783
Training revenue	624	-	-		624
Total revenue	5,380	15,907	-		21,287
Cost of revenue:
Cost of fitness product revenue	(3,798)	(10,567)	(282)	5(a) 5(b)	(14,647)
Cost of membership	(3,318)	-	-		(3,318)
Cost of training	(1,042)	-	-		(1,042)
Total cost of revenue	(8,158)	(10,567)	(282)		(19,007)
Gross profit (loss)	(2,778)	5,340	(282)		2,280
Operating expenses:
Research and development	6,988	502	-		7,490
Sales and marketing	1,080	1,976	286	5(a)	3,342
General and administrative	18,339	7,238	327	5(c)	25,904
Total operating expenses	26,407	9,716	613		36,736
Loss from operations	(29,185)	(4,376)	(895)		(34,456)
Other income (expense), net:
Other income (expense), net	(956)	(1,687)	-		(2,643)
Interest expense	(7,727)	-	-		(7,727)
Gain (loss) upon extinguishment of debt and accounts payable	(1,527)	-	-		(1,527)
Loss on issuance of warrants	(5,551)	-	-		(5,551)
Change in fair value of convertible notes	(128)	-	-		(128)
Change in fair value of earnout	1,300	-	-		1,300
Change in fair value of derivatives	(460)	-	-		(460)
Change in fair value of warrants	9,300	-	-		9,300
Total other income (expense), net	(5,749)	(1,687)	-		(7,436)
Loss before provision for income taxes	(34,934)	(6,063)	(895)		(41,892)
Income tax expense	-	5	-	5(d)	5
Net loss attributable to common stockholders	(34,934)	(6,068)	(895)		(41,897)
Net loss per share - basic and diluted (1)	$(1,632.85)				$(1,958.30)
Weighted average common stock outstanding - basic and diluted (1)	21,395				21,395

(1)
The unaudited pro forma basic and diluted weighted-average shares of common stock outstanding used in the calculation of unaudited pro forma basic and diluted net loss per share for the year ended December 31, 2024 has been prepared to give effect to 1 for 10 reverse stock split effective June 26, 2025.

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Exhibit 99.1

INTERACTIVE STRENGTH INC.

UNAUDITED NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.
Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X. The accompanying pro forma financial information is based on the historical consolidated financial statements of Interactive and the historical consolidated financial statements of Wattbike after giving effect to the Acquisition, as well as certain reclassifications (see Note 2).

The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805 with the Company as the acquirer of Wattbike. Under the acquisition method of accounting, the Company will record the preliminary estimated fair value of assets acquired and liabilities assumed from Wattbike upon acquisition date, July 1, 2025. Fair value is defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and as additional information on the fair value of the assets and liabilities become available and final appraisals and analysis are completed. The Company is still evaluating the fair value of intangible assets and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of Wattbike may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the historical balance sheets of Interactive and Wattbike on a pro forma basis, as if the Acquisition had occurred on such date. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 combines the historical statements of operations of Interactive and Wattbike for such periods on a pro forma basis as if the Acquisition had been consummated on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, combines the historical statement of operations for each fiscal year of Interactive and Wattbike, for the year ended December 31, 2024 and September 30, 2024, respectively, as permitted by Rule 11-02(c)(3) of Regulation S-X, which allows the combination of financial information for companies if their fiscal years end within one fiscal quarter of each other. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma condensed combined financial information has been prepared utilizing periods that differ by less than one fiscal quarter.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 and unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, has been prepared using, and should be read in conjunction with, the following:

•
Interactive’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025 and the related notes as included in Interactive’s interim report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on August 14, 2025; and
•
Wattbike’s unaudited condensed combined financial statements as of and for the nine months ended June 30, 2025 and the related notes as filed as an exhibit to this to this Current Report on Form 8-K/A; and.
•
Wattbike’s unaudited condensed combined financial statement data for the three months ended December 31, 2024 was omitted. The revenues and net loss for this omitted period were $3.8 million and $0.6 million, respectively.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

•
Interactive’s audited consolidated statement of operations for the year ended December 31, 2024 and the related notes included in Interactive’s annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025;
•
Wattbike’s audited consolidated statement of operations for the fiscal year ended September 30, 2024 and the related notes filed as an exhibit to this to this Current Report on Form 8-K/A.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Exhibit 99.1

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisition.

2.
Accounting Policies and Reclassifications

During the preparation of the unaudited pro forma condensed combined financial information, Interactive performed a preliminary analysis to identify differences in Interactive’s and the Wattbike's historical financial statement presentation and significant accounting policies. Based on its initial analysis, Interactive did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. However, certain reclassification adjustments have been made to conform the Wattbike historical financial statement captions to Interactive’s financial statement captions in the unaudited pro forma condensed combined financial statements.

Following the completion of the Acquisition, or as more information becomes available, Interactive will finalize its comprehensive review of financial statement presentation and accounting policies. Therefore, the pro forma financial information may not reflect all reclassifications necessary to conform the Wattbike presentation to that of Interactive due to limitations on the availability of information as of the date of this Current Report on Form 8-K/A. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

Foreign currency translation

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions. At each year end foreign currency monetary items are translated using the closing rate. Non-monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Exhibit 99.1

The following sets forth the reclassification adjustments made to conform the Wattbike presentation to Interactive’s presentation in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 (in thousands):

		Historical
Wattbike caption	Interactive caption	Wattbike as Reported	Reclassification Adjustment	Wattbike as Reclassified
ASSETS	ASSETS
Current Assets:	Current Assets:
Cash and cash equivalents	Cash and cash equivalents	727		727
Accounts receivable, net	Accounts receivable, net	935		935
Inventories, net	Inventories, net	3,062		3,062
	Derivative assets	-		-
	Vendor deposits	-		-
	Loan receivable	-		-
Prepaid expenses	Prepaid expenses and other current assets	217	742	959
Other current assets		742	(742)	-
Total current assets	Total current assets	5,683		5,683
Property and equipment, net	Property and equipment, net	365		365
Right-of-use assets	Right-of-use assets	190		190
	Intangible assets, net	-		-
	Long-term inventories, net	-		-
	Vendor deposits long term	-		-
	Goodwill	-		-
	Other assets	-		-
Total assets	Total assets	6,238		6,238

LIABILITIES	LIABILITIES
Current Liabilities:	Current Liabilities:
Accounts payable	Accounts payable	2,863	(1,175)	1,688
Accrued expenses and other payable	Accrued expenses and other current liabilities	2,796	(256)	2,540
Current portion of operating lease liability	Operating lease liability, current portion	126		126
	Deferred revenue	-	256	256
	Loan payable	-	3,250	3,250
	Income tax payable	-		-
Short-term debt		2,075	(2,075)	-
	Derivative liabilities	-		-
Other current liabilities	Convertible note payable	-		-
Total current liabilities	Total current liabilities	7,860		7,860
Operating lease liabilities, net of current portion	Operating lease liabilities, net of current portion	67		67
	Warrant liabilities	-		-
	Other long-term liabilities	-	-	-
Other payable - related parties, non-current		6,073	(6,073)	-
Notes payable - related parties, non-current		11,365	(11,365)	-
	Loan payable non current		14,955	14,955
	Convertible note payable, noncurrent	-	2,483	2,483
Total liabilities	Total liabilities	25,365		25,365

Exhibit 99.1

The following sets forth the reclassification adjustments made to conform the Wattbike presentation to Interactive’s presentation in the unaudited pro forma statement of income for the year ended September 30, 2024 (in thousands):

		For the Twelve Months Ended September 30, 2024
Wattbike caption	Interactive caption	Wattbike	Reclassifications	Note	Wattbike as Reclassified
Revenue:	Revenue:
Sales		$15,907	$(15,907)		$-
	Fitness product revenue		15,907		15,907
	Membership revenue				-
	Training revenue				-
	Total revenue	15,907			15,907
	Cost of revenue:
Cost of sales		10,567	(10,567)		-
	Cost of fitness product revenue		10,567		10,567
	Cost of membership				-
	Cost of training				-
	Total cost of revenue	10,567			10,567
Gross profit (loss)	Gross profit (loss)	5,340			5,340
Operating expenses:	Operating expenses:
Research and development	Research and development	502			502
Sales and marketing	Sales and marketing	1,976			1,976
General and administrative	General and administrative	7,238			7,238
Total operating expenses	Total operating expenses	9,716			9,716
Loss from operations	Loss from operations	(4,376)			(4,376)
Other income (expense), net:	Other income (expense), net:
	Other income (expense), net
Interest expense	Interest expense	1,687			1,687
	Interest income				-
	Gain (loss) upon extinguishment of debt and accounts payable				-
	Loss on issuance of warrants				-
	Change in fair value of convertible notes				-
	Change in fair value of earnout				-
	Change in fair value of derivatives				-
	Change in fair value of digital assets				-
	Change in fair value of warrants				-
Total other income (expense), net	Total other income (expense), net	1,687			1,687
Loss before provision for income taxes	Loss before provision for income taxes	(6,063)			(6,063)
Income tax benefit (expense)	Income tax expense	5			5
Net loss attributable to common stockholders	Net loss attributable to common stockholders	(6,068)			(6,068)

Exhibit 99.1

The following sets forth the reclassification adjustments made to conform the Wattbike presentation to Interactive’s presentation in the unaudited pro forma statement of income for the six months ended June 30, 2025 (in thousands):

		For the Six Months Ended June 30, 2025
Wattbike caption	Interactive caption	Wattbike	Reclassifications	Wattbike as Reclassified
Revenue:	Revenue:
Sales		9,203	(9,203)	-
	Fitness product revenue		9,203	9,203
	Membership revenue			-
	Training revenue			-
	Total revenue	9,203		9,203
	Cost of revenue:
Cost of sales		5,299	(5,299)	-
	Cost of fitness product revenue		5,299	5,299
	Cost of membership			-
	Cost of training			-
	Total cost of revenue	5,299		5,299
Gross profit (loss)	Gross profit (loss)	3,904		3,904
Operating expenses:	Operating expenses:
Research and development	Research and development	190		190
Sales and marketing	Sales and marketing	1,831		1,831
General and administrative	General and administrative	2,892		2,892
Total operating expenses	Total operating expenses	4,913		4,913
Loss from operations	Loss from operations	(1,009)		(1,009)
Other income (expense), net:	Other income (expense), net:
	Other income (expense), net			-
Interest expense	Interest expense	1,537		1,537
	Interest income			-
	Gain (loss) upon extinguishment of debt and accounts payable			-
	Loss on issuance of warrants			-
	Change in fair value of convertible notes			-
	Change in fair value of earnout			-
	Change in fair value of derivatives			-
	Change in fair value of digital assets			-
	Change in fair value of warrants			-
Total other income (expense), net	Total other income (expense), net	1,537		1,537
Loss before provision for income taxes	Loss before provision for income taxes	(2,546)		(2,546)
Income tax benefit (expense)	Income tax expense	-		-
Net loss attributable to common stockholders	Net loss attributable to common stockholders	(2,546)		(2,546)

3.
Preliminary Consideration and Fair Value Estimate of Assets Acquired and Liabilities Assumed

Interactive will account for the Acquisition as a business combination in accordance with GAAP. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the estimated purchase price attributable to the Acquisition has been allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. Upon the closing of the Acquisition, Interactive paid aggregate consideration of $4.0 million, primarily consisting of $2.6 million of Interactive’s Series E Preferred Stock, effective settlement of preexisting relationships of $0.4 million, bridge financing of $0.8 million and contingent consideration of $0.2 million. The estimated purchase consideration is preliminary and subject to additional customary adjustments.

The following table sets forth the preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on a preliminary estimate of the fair values, as if the Acquisition had been completed on June 30, 2025 (in thousands):

Exhibit 99.1

As of June 30, 2025
Estimated fair value of consideration transferred	$4,016
Estimated fair value of assets acquired and liabilities assumed
Cash & cash equivalents	727
Accounts receivable	935
Inventory	3,152
Prepaid expenses	217
Other current assets	742
Property and equipment, net	365
Right of use asset	190
Intangible assets	3,295
Accounts payable	(1,688)
Accrued expenses and other payables	(2,796)
Short-term debt	(2,075)
Current portion of operating lease liability	(126)
Operating lease liabilities, net of current portion	(67)
Total estimated fair value of net assets acquired	2,871
Estimated goodwill	$1,145

The pro forma purchase price allocation is preliminary and the estimated fair value of the assets acquired and liabilities assumed are based upon available information and certain assumptions. The final determination of the purchase price allocation will be completed as soon as practicable and will be based on the fair value of the assets acquired and liabilities assumed as of the closing date. Accordingly, the pro forma purchase price allocation is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available, including receipt of final appraisals of the net assets acquired. A change in the fair value of the net assets may change the amount of purchase price allocable to the goodwill, and could have a material impact on the amount of expense included in the accompanying unaudited pro forma condensed combined statements of income.

4.
Adjustments to unaudited pro forma condensed combined balance sheet

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of June 30, 2025:

4(a) Reflects the elimination of Wattbike’s historical equity balances, including various classes of preferred and ordinary shares, additional paid-in capital, accumulated other comprehensive income, and accumulated deficit, which historical amounts are presented in one line item, “Historical Wattbike equity” on the unaudited pro forma condensed combined balance sheet as of June 30, 2025.

4(b) Reflects the estimated total preliminary consideration for the Acquisition of approximately $4.0 million, comprised of $2.6 million paid in Series E Preferred Stock, the effective settlement of certain preexisting relationships and bridge financing previously recorded as a loan receivable by Interactive of $1.2 million and the contingent consideration fair value of $0.2 million.

4(c) Reflects an adjustment to recognize the estimated fair value of the identifiable intangible assets acquired in the Acquisition. The preliminary estimated fair value and the useful life of the intangible assets is as follows (in thousands):

			Estimated amortization expense
	Estimated fair value	Estimated useful life (years)	For the year ended December 31, 2024	For the six months ended June 30, 2025
Developed technology - hardware	$961	7	$137	$69
Developed technology - software	275	5	55	28
Customer-related intangible - B2B	1,373	8	172	86
Customer-related intangible - DTC	137	3	46	23
Trademarks and trade name	549	8	69	34
Total estimated fair value of acquired intangible assets	$3,295		$478	$240

The preliminary fair value of the developed technology – hardware, customer-related intangible – Business to Business ("B2B"), customer-related intangible – Direct to Customer ("DTC"), and trademarks and tradenames was estimated using the income approach. The income approach converts future expected cash flows to a discounted amount. The fair value measurement is determined on the basis of the value indicated by current market expectations about such future amounts.

The preliminary fair value of the developed technology – software was estimated using the cost approach, a cost approach that estimates the fair value of an intangible asset based on the estimated costs that would be required currently to replace the service capacity of an asset. This method considers the direct and indirect costs required to develop the asset, as well as adjustments for factors such as obsolescence to arrive at an indication of value.

Exhibit 99.1

4(d) Reflects an adjustment to increase the value of Wattbike’s inventory to its estimated fair value. The inventory was valued using the top-down method, which starts with the inventory’s estimated selling price, adjusting for costs to sell and an approximate normalized profit.

4(e) Reflects elimination of intercompany loan from Interactive to Wattbike for bridge financing of $0.8 million and the effective settlement of the preexisting relationships of $0.4 million.

4(f) Reflects an adjustment to the loan notes which Interactive acquired from a 3rd party as a result of the Acquisition and the issuance of Series E Preferred Stock to the loan note holders. The loan notes are still outstanding and are an intercompany loan due from Wattbike to Interactive and eliminated in consolidation.

4(g) Reflects a net adjustment to recognize the preliminary estimated goodwill expected to arise from the Acquisition. See Note 3 for significant estimates and assumptions used to determine the preliminary estimate of goodwill for the purpose of preparing the unaudited pro forma condensed combined financial information.

5.
Adjustments to unaudited pro forma condensed combined statements of income

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and the six months ended June 30, 2025:

5(a) Reflects the estimated amortization expense resulting from the Acquisition related to the acquired finite-lived intangible assets, which is calculated assuming a straight-line method of amortization based on the preliminary estimated fair values and useful lives presented in Note 4(c) above

The amount of amortization expense will ultimately be based on the periods in which the associated economic benefits are expected to be derived and the pattern of benefit for each intangible asset, and therefore, the amount reported after the Acquisition may differ significantly between periods based upon the final values assigned and amortization methodology used for each asset.

A 10% increase or decrease in the estimated fair value of the intangible assets would cause an increase or decrease of $0.5 million and $0.2 million to the amortization amounts as presented in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 and the six months ended June 30, 2025, respectively, assuming the estimated useful lives presented above.

5(b) Reflects an adjustment to record the estimated incremental cost of fitness product revenue related to the fair value adjustment of acquired inventory for the year ended December 31, 2024, as discussed at Note 4(d). The unaudited pro forma condensed combined statement of operations assumes all acquired inventory is sold within the first 12 months following the acquisition. As such, there is no pro forma adjustment related to cost of revenue reflected in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025.

5(c) Reflects a non-recurring adjustment to record the estimated transaction costs of approximately $0.32 million incurred by Interactive after June 30, 2025. Direct transaction costs are expensed as incurred and these additional transaction costs are reflected as if incurred on January 1, 2024, the beginning of the earliest period presented. Transaction costs of nil and $0.06 million are reflected in Interactive’s historical statements of income for the year ended December 31, 2024 and six months ended June 30, 2025, respectively.

5(d) The Company has not reflected any estimated income tax impact related to the Acquisition in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 and the six months ended June 30, 2025 because it does not anticipate the impact to be material due to the Company’s history of losses and it's full valuation allowance maintained against net deferred tax assets.

6.
Loss per Share

Pro forma basic and diluted loss per share has been adjusted to reflect the pro forma adjustments herein for the six months ended June 30, 2025 and the year ended December 31, 2024. The following table sets forth the computation of pro forma combined basic and diluted net loss per share (in thousands, except share and per share amounts):

	For the Year Ended December 31, 2024	For the Six Months Ended June 30, 2025
Pro forma net loss attributable to Interactive Strength, Inc.	(41,897)	(11,894)

Interactive historical weighted-average shares of common stock outstanding - basic and diluted	21,395	703,048
Pro forma weighted-average shares of common stock outstanding - basic and diluted	21,395	703,048

Pro forma loss per share attributable to Interactive common stockholders	(1,958.30)	(16.92)